UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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uniQure N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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uniQure N.V.
Paasheuvelweg 25a
1105 BP Amsterdam
The Netherlands
+1-339-970-7000

NOTICE OF CHANGE OF LOCATION AND FORMAT OF

ANNUAL GENERAL MEETING OF SHAREHOLDERS

Wednesday, June 17, 2020 at 2:30 p.m. Central European Summer Time

Virtual Meeting Only by Live Audio Webcast — No Physical Meeting Location

www.meetingcenter.io/287482672

June 15, 2020

Dear Shareholder:

On behalf of the Board of Directors of uniQure N.V. (the “Company”), I want to inform you that, in light of the continuing coronavirus (COVID-19) pandemic and public health concerns, the location and format of the Company’s 2020 Annual General Meeting of Shareholders (the “2020 Annual Meeting”) has been changed such that the 2020 Annual Meeting will be conducted exclusively by remote communication, via the Internet.

The 2020 Annual Meeting will continue to be held on June 17, 2020 at 8:30 a.m. Eastern Standard Time/ 2:30 p.m. Central European Summer Time. As previously indicated in the Company’s proxy statement, only the Company’s shareholders (the “Shareholders”) of record at the close of business Eastern Standard Time on May 20, 2020 are entitled to attend, vote and ask questions at the 2020 Annual Meeting.

To participate in the 2020 Annual Meeting, Shareholders may visit either the Investors and Newsroom section of the uniQure corporate website, or go directly to www.meetingcenter.io/287482672 and enter the control number included on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. Those without a control number may attend the 2020 Annual Meeting as guests, in listen-only mode, by logging in to the same virtual meeting platform and following the instructions on the website for guest access. Unlike Shareholders with control numbers, guests will not be able to ask questions at the 2020 Annual Meeting.

As the 2020 Annual Meeting will be an all virtual meeting, Shareholders will not be able to attend the 2020 Annual Meeting in person and will not be able to vote their shares in real time; instead, Shareholders who intend to attend the 2020 Annual Meeting over the Internet via the live audio webcast are required:

•                  to notify the Company by June 16, 2020 of their intention to attend the 2020 Annual Meeting over the Internet via the live audio webcast in accordance with the instructions as set out in the Company’s proxy statement;

•                  to vote their shares in advance of the 2020 Annual Meeting by Internet, by telephone or by mail in accordance with the instructions as set out in the Company’s proxy statement, and to ensure that their votes are received no later than 6:00 p.m. Central European Summer Time on June 16, 2020;

•                  to submit their questions regarding the agenda items in advance of the 2020 Annual Meeting by email to investors@uniQure.com, and to ensure that their questions are received no later than 11:59 a.m. Central European Summary Time on June 16, 2020. (This deadline has been extended due to the change of the format of the 2020 Annual Meeting.) The aim is to answer all questions so submitted, and there will be an opportunity to ask follow-up questions during the 2020 Annual Meeting; and

•                  to listen to the 2020 Annual Meeting over the Internet via the live audio webcast at www.meetingcenter.io/287482672.

Shareholders who do not intend to attend the 2020 Annual Meeting over the Internet via the live audio webcast are encouraged to nonetheless vote their shares in advance of the 2020 Annual Meeting by Internet, by telephone or by mail in accordance with the instructions as set out in the Company’s proxy statement, and to ensure that their votes are received no later than 6:00 p.m. Central European Summer Time on June 16, 2020.  Shareholders who have sent in proxies or voted via telephone, Internet, or mail do not need to take any further action.

For further information on the 2020 Annual Meeting, we refer to the Company’s proxy statement that was filed with the U.S. Securities and Exchange Commission on April 29, 2020 and that has also been published on the Company’s website: www.uniqure.com and at http://www.edocumentview.com/QURE. The proxy card included with the previously distributed proxy materials will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the 2020 Annual Meeting.

Thank you for your continuing interest in the Company. We look forward to you attending the 2020 Annual Meeting over the Internet via the live audio webcast.

If you have any questions, please contact investor relations at investors@uniQure.com.

Sincerely,

/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer, Chief Financial Officer and Executive Director

This  Notice of Change of Location and Format relates to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of uniQure N.V. (the “Company”) dated April 29, 2020 and made available to the Company’s stockholders in connection with the Company’s Annual General Meeting of Shareholders to be held on June 17, 2020. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and made available to the Company’s stockholders on or about June 15, 2020. Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT